EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT

     PEM International, Ltd., incorporated under the laws of the State of Delaware, is 100% owned by the Registrant.

     PEM International (Singapore) Pte Ltd., incorporated under the laws of the State of Delaware, is 100% owned by the Registrant.

     PEM Management, Inc., incorporated under the laws of the State of Delaware, is 100% owned by the Registrant.

     PEM World Sales, Ltd., incorporated under the laws of Bermuda, is 100% owned by the Registrant.

     Arconix Group, Inc., incorporated under the laws of Delaware, is 100% owned by the Registrant.

     Atlas Engineering, Inc., incorporated under the laws of Ohio, is 100% owned by the Registrant.

     Precision Steel Holdings, Ltd., incorporated under the laws of Ireland, is 100% owned by the Registrant.

                     INDIRECT SUBSIDIARIES OF THE REGISTRANT

     Arconix/Singapore Pte Ltd., incorporated under the laws of Delaware, is 100% owned by Arconix Group, Inc.

     Arconix/U.K. Ltd., incorporated under the laws of Delaware, is 100% owned by Arconix Group, Inc.

     Arconix/USA Inc., incorporated under the laws of California, is 100% owned by Arconix Group, Inc.

     Precision Steel Components Ltd., incorporated under the laws of Ireland, is 100% owned by Precision Steel Holdings Ltd.